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                                                                   EXHIBIT 10.12

DATED                         17th November                           1993
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                         SHINE HILL DEVELOPMENT LIMITED
                                   (Landlord)


                                       and


                         THE GOLDMAN SACHS GROUP, L.P.
                                  (Guarantors)




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                                G U A R A N T E E


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                                 Bateson Harris
                               in association with
                            Mallesons Stephen Jaques
                      Suite 801, Asia Pacific Finance Tower
                                 Citibank Plaza
                             3 Garden Road, Central
                                    Hong Kong
                           Ref: SHINZ040-116 (HK1748)

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THIS GUARANTEE AND INDEMNITY is made the 17th day of November One Thousand Nine
Hundred and Ninety-three

Between:

(1) The GOLDMAN SACHS GROUP, L.P. a limited partnership registered in the State of Delaware and having its principal place of business at 85 Broad Street, New York, NY10004, the United States of America ("the Guarantor"); and

(2) SHINE HILL DEVELOPMENT LIMITED a company incorporated in Hong Kong and having its registered office is situate at 33rd Floor, Great Eagle Centre, 23 Harbour Road, Hong Kong ("the Landlord")

WHEREAS:-

(1) Goldman Sachs (Asia) Finance ("the Tenant") is a company incorporated in the Cayman Islands.

(2)  The Guarantor is the parent company of the Tenant.

(3) At the request of the Guarantor and on the condition that the Guarantor execute this Guarantee and Indemnity ("this Guarantee") in favour of the Landlord, the Landlord has agreed to:

     (a) enter into a Lease ("the Lease") with the Tenant whereby the Landlord would let to the Tenant all those premises more particularly described in the Schedule here to in the form annexed hereto as Annexure I; and

     (d) enter into a side letter ("the Side Letter") with the Tenant setting out certain provisions relating to the construction of the Lease in the form annexed hereto as Annexure II.

NOW THIS DEED WITNESSETH as follows:-

1.   INTERPRETATION

1.1 In this Guarantee, unless otherwise provided herein or where the context otherwise requires, terms defined in the Lease shall have the same meaning when used herein.

1.2 The headings in this Guarantee are inserted for convenience only. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa and references to the masculine gender shall include the feminine gender and neuter gender and vice versa.

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2.   GUARANTEE AND INDEMNITY

2.1 In consideration of the Landlord agreeing to entering into the Lease and the Side Letter, the Guarantor hereby IRREVOCABLY and UNCONDITIONALLY:

(a)  guarantees to the Landlord:

     (i) the due, full and punctual payment of rent, management fees, rates, interest, costs charges, expenses and other sums payable by the Tenant in respect of the Premises at the time and in the manner provided in the Lease and the Side Letter ("the Secured Obligation");

     (ii) the due, full, punctual and complete performance and observance by the Tenant of all the covenants, agreements, conditions, obligations and undertakings contained in t he Lease and the Side Letter to be performed and observed by the Tenant by virtue of the Lease and the Side Letter ("the Secured Obligations");

(b) undertakes and agrees with the Landlord that if and whenever the Tenant shall fail to pay the Secured Indebtedness or any part thereof in accordance with the provisions of the Lease and the Side Letter; or be in breach of any of the Secured Obligations, the Guarantor shall, forthwith on demand by the Landlord, pay to the Landlord all amount of the Secured Indebtedness as may be due and outstanding as at the date of such demand or (as the case may be) make good all such default; and

(c) undertakes to indemnify the Landlord and keep the Landlord indemnified against all losses, damages, demands, suits, actions, proceedings, costs and expenses that may be suffered or incurred by the Landlord by reason of the default of the Tenant in performing or observing any of the Secured Obligations.

2.2 In consideration of the Landlord agreeing to entering into the Lease and the Side Letter and independently of any other terms, conditions and stipulations herein contained, the Guarantor hereby agrees that in the event that, for any reasons whatsoever, the obligations, undertakings and liabilities of the Guarantor under any of the provisions of this Guarantee are or become or prove to be unenforceable or shall be declared or adjudged to be illegal, invalid or unenforceable or shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, the Guarantor shall nevertheless indemnify the Landlord and keep the Landlord indemnified against all losses, damages, costs and expenses suffered or incurred by the Landlord as a result of such illegality, invalidity or unenforceability and shall forthwith on demand by the Landlord pay to the Landlord all sums necessary to make good and to compensate the Landlord for such losses, damages, costs and expenses.

2.3 In consideration of the Landlord agreeing to entering into the Lease and the Side Letter and independently of any other terms, conditions and stipulations herein contained, the Guarantor hereby agrees

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that if any sum payable by the Guarantor under this Deed or any part thereof is not paid on demand or (as the case may be) when due, the Guarantor shall pay to the Landlord interest on the outstanding amount of such sum at the best or prime lending rate from time to time quoted by The Hongkong and Shanghai Banking Corporation Limited for advances in Hong Kong Dollars from the date on which the same is payable to the date of actual payment to the Landlord. Interest payable under this Clause 2.3 shall be compounded on a monthly basis Provided always that no interest shall be payable hereunder on any sum which shall at the same time be accumulating interest under the terms of the Lease and the Side Letter.

3.   REPRESENTATIONS & WARRANTIES

     The Guarantor hereby represents and warrants to the Landlord as follows:

(a) the Guarantor takes full cognizance of the terms of the Lease and has approved of the form and substance of the Lease and the Side Letter; and

(b) the Guarantor has full power and capacity and is duly qualified to enter into and perform its obligations and undertakings under this Guarantee and has obtained all consents, permissions and approvals required for the Guarantor to enter into and perform its obligations and undertakings under this Guarantee and shall such consent, permission and approvals are valid and subsisting.

4.   GENERAL PROVISIONS RELATING TO THE GUARANTOR'S COVENANTS

4.1 This Guarantee shall be a continuing guarantee and shall remain irrevocably in full force and effect until:-

(a) fourteen (14) days after the expiration of the Term (as defined in the Lease) and the performance and observance by the Tenant of the Secured Obligations; or

(b) fourteen (14) days after the settlement of all claims made by the Landlord against the Tenant in respect of non-payment of any part of the Secured Indebtedness and/or non-observance or non-performance by the Tenant of any of Secured Obligations whichever is the later.

4.2 The Guarantor hereby waives any right which the Guarantor may have of requiring any proceeding first against the Tenant or any other person before proceedings hereunder.

4.3 The obligations of the Guarantor under this Guarantee shall not be affected by any act, omission, fact, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate

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the Guarantor from its obligations hereunder including, without limitation:

(a)  any time or indulgence granted to the Tenant; or

(b) any legal limitation, disability or incapacity of the Tenant or want of authority of any person purporting to act on behalf of the Tenant; or

(c)  any amendment to or variation of the terms of the Lease and the Side
     Letter;

(d) the take-over, reconstruction, amalgamation, merger, liquidation, bankruptcy or insolvency of the Tenant or change in the person or persons in whom the majority of the voting shares of the Tenant are vested or who otherwise has/have effective control thereof.

4.4 All payments to be made by the Guarantor hereunder shall be paid free and clear of any deduction or withholding on account of any tax. If the Guarantor is required by any law or regulation to make and deduction or withholding from any sum payable by the Guarantor hereunder on account of any tax, the then sum payable by the Guarantor in respect of which such deduction, withholding or payment is required to be made shall be increased to the extent necessary to ensure that after the making of such deduction, withholding or payment, the Landlord receives and is beneficially entitled to, free from any such charge, a net sum equal to the sum which the Landlord would have received and been entitled to had no such deduction, withholding or payment been made.

4.5 A certificate of the Landlord as to the amount of the rent, management fees, rates and interest payable by the Tenant in respect of the Premises and outstanding and due at any time shall, in the absence of manifest error, be conclusive and binding on the Guarantor and a certificate of the Landlord as to the amount of other items of the Secured Indebtedness shall be presumptive.

4.6 Time shall be of the essence of this Guarantee. No failure or delay on the part of the Landlord to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof nor shall any waiver by the Landlord of any particular default by the Guarantor affect or prejudice the power, right or remedy of the Landlord in respect of any other default or any subsequent default of the same or a different kind.

4.7 If at any time any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee no the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

4.8 This Guarantee shall ensure to the benefit of the Landlord and its successors and assigns. The Guarantor may not assign or otherwise dispose of any of its undertakings, obligations or liabilities hereunder except that the Guarantor may assign all (but not part) of its

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undertakings, obligations and liabilities hereunder to a partnership, corporation, trust or other organization ("the Assignee") which shall have succeeded to a substantial part of the Guarantor's business and to which a substantial part of the Guarantor's assets shall have been transferred Provided that:

(a) the Assignee has full power and capacity to assume the said undertakings, obligations and liabilities; and

(b) upon the request of the Landlord, the Guarantor shall provide the Landlord with a legal opinion as to the legality, validity and enforceability of the assumption by the Assignee of the said undertakings, obligations and liabilities and procure the Assignee of the said undertakings, obligations and liabilities and procure the Assignee to give a direct covenant to the Landlord that the Assignee has assumed the said undertakings, obligations and liabilities.

Subject to valid assumption by the Assignee of the said undertakings, obligations and liabilities, the Guarantor shall be discharged from and relieved of its obligations hereunder.

4.9 The Landlord shall only be entitled to have recourse against the Guarantor in respect of its undertakings, obligations and liabilities hereunder to the extent of the assets of the Guarantor.

4.10 All demands and notices to be given to the Guarantor shall be in writing, sent to the address of the Guarantor set out in this Guarantee (or such other address as may from time or time be notified in writing by the Guarantee to the Landlord), may be sent by courier or by personal delivery and shall be deemed to have been duly given and received by the Guarantor (a) three (3) days after delivery by the sender to the courier; or (b) when delivered if delivered by personal delivery.

5.   COSTS AND EXPENSES

     All costs and expenses reasonably incurred by the Landlord in connection with the preparation, execution and enforcement of this Guarantee shall be borne by the Guarantor and shall be reimbursed by the Guarantor to the Landlord forthwith on demand by the Landlord.

6.   LAW AND JURISDICTION

6.1 This Guarantee shall be governed by and construed in accordance with the laws of Hong Kong.

6.2 The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and the States of New York and Delaware. The Guarantor hereby agrees that a judgement in any proceedings brought in any such court may be enforced in any other jurisdiction by suit on the judgement or in any other manner permitted by law. The submission aforesaid is non-exclusive and the Landlord reserves the right to proceed in any other jurisdiction having or claiming or accepting jurisdiction in respect of this Guarantee.

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                                  The Schedule

                                  The Premises
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     All That the whole of 33rd Floor of Asia Pacific Finance Tower as shown coloured Pink on the Plan attached to the Lease.

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     IN WITNESS whereof the Guarantor executed this Guarantee the day and year first above written.



SIGNED SEALED and DELIVERED by          )
                                        )
/s/  [signature]                        )
     ------------------------------     )
                                        )
for and on behalf of                    )
                                        )
THE GOLDMAN SACHS GROUP, L.P.           )
                                        )
in the presence of:-                    )

/s/  [signature]
     ------------------------------



/s/  PATRICIA A. McGRAW
     ------------------------------
     Notary Public


           PATRICIA A. McGRAW
    Notary Public, State of New York
             No. 31-4842966
      Qualified in New York County
 Commission Expires September 30, 1996





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